UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2013 (December 20, 2013)

CHINA YIDA HOLDING, CO.
(Exact name of registrant as specified in its charter)

Nevada	000-26777	50-0027826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28/F Yifa Building, No. 111 Wusi Road Fuzhou, Fujian, P. R. China	350003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (591) 2830 8999

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 20, 2013, China Yida Holding Co. (the “Company”) held its 2013 Annual Meeting of Stockholders.  The stockholders of the Company voted on two proposals at the annual meeting.  For more information on the following proposals, see the Company’s Proxy Statement filed with the United States Securities and Exchange Commission on Schedule 14A on October 25, 2013, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

Proposal 1. Election of Directors. The stockholders elected five directors to serve as members of the Board of Directors until the 2014 annual meeting of Stockholders or until their successors are duly elected.  The final voting results with respect to the five directors so elected to the Company’s board were as follows:

Nominee	For	Withheld	Broker Non-Vote
Minhua Chen	2,125,493	40,710	298,096
Yanling Fan	2,125,494	40,709	298,096
Renjiu Pei	2,135,919	30,284	298,096
Chunyu Yin	2,125,494	40,709	298,096
Fucai Huang	2,125,494	40,709	298,096

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm.  The shareholders ratified the appointment of KCCW Accountancy Corp. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  There were no broker non-votes as to this proposal. The final voting results with respect to this Proposal were as follows:

For	Against	Abstain
2,462,757	909	633

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YIDA HOLDING, CO.

Dated: December 24, 2013	By:	/s/ Minhua Chen
Name: Minhua Chen
Title: Chief Executive Officer